EXHIBIT 23.1 Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-266352) and the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-206898) of Hubbell Incorporated of our report dated February 8, 2024 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
February 8, 2024